                                                                    EXHIBIT 10.1


                              AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT (the "Agreement") dated November 30, 1999, is between MEMRY CORPORATION, a Delaware corporation with its chief executive office and principal place of business at 57 Commerce Drive, Brookfield, Connecticut 06804 ("BORROWER") and WEBSTER BANK, a banking institution with an office at 185 Asylum Street, City Place II, 5th Floor, HFD 605, Hartford, Connecticut 06103-3494 ("LENDER") amending a certain Commercial Revolving Loan, Term Loan, Line of Credit and Security Agreement by and between the Borrower and the Lender dated June 30, 1998 as amended by a Letter Agreement dated June 3, 1999, and as further amended by a Letter Agreement dated September 22, 1999 (as amended, the "LOAN AGREEMENT").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, pursuant to the Loan Agreement the Lender made a Revolving Loan to the Borrower in an amount up to $3,000,000 of which the principal amount of $2,087,473.43 remains outstanding on November 17, 1999; and

     WHEREAS, pursuant to the Loan Agreement the Lender made a Term Loan to the Borrower in the original principal amount of $500,000 of which the principal amount of $366,666.72 remains outstanding as of November 17, 1999; and

     WHEREAS, pursuant to the Loan Agreement the Lender made an Equipment Loan to the Borrower in an amount up to $750,000, $667,993.00 of which was converted to term indebtedness on July 1, 1999 in accordance with the terms of the Loan Agreement of which the principal amount of $593,771.56 remains outstanding as of November 17, 1999; and

     WHEREAS, pursuant to the Loan Agreement, the Borrower reborrowed amounts under the Equipment Loan, of which the principal amount of $235,498.37 remains unconverted and outstanding as of November 17, 1999; and

     WHEREAS, the Borrower has requested that the Bank: (i) increase the amount of the Revolving Loan to $5,000,000; (ii) make an additional term loan in the original principal amount of $1,000,000; and (iii) increase the amount of the Equipment Loan to $1,250,000; and

     WHEREAS, the Borrower has further requested that the Lender amend certain terms and conditions of the Loan Agreement; and

     WHEREAS, the Lender is willing to increase the amounts of the Loans as aforesaid and to amend certain other terms and conditions of the Loan Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     (S)  1. Definitions.  Capitalized terms used herein without definition that
             -----------
are defined in the Loan Agreement shall have the same meanings herein as therein.

     (S)  1.1.  Ratification of Existing Agreements.  All of the Borrower's
                -----------------------------------
obligations and liabilities to the Lender as evidenced by or otherwise arising under the Loan Agreement, the Revolving Loan Note, the Term Loan Note, the Equipment Loan Note, the Converted Equipment Loan Note and each and every other document, instrument or agreement executed in connection therewith (the "Loan Documents"), are, by Borrower's execution of this Agreement, ratified and confirmed in all respects. In addition, by Borrower's execution of this Agreement, Borrower represents and warrants that no counterclaim, right of set-off, recoupment or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

     (S)  1.2.  Representations and Warranties.  Except as set forth on Schedule
                ------------------------------                          --------
I attached hereto and made a part hereof, all of the representations and
-
warranties made by the Borrower in the Loan Agreement, the Notes and the other Loan Documents are true and correct on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

     (S)  1.3.  Conditions Precedent.  The effectiveness of the amendments
                --------------------
contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

     A.   Representations and Warranties. All of the representations and
          ------------------------------
warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in
(S)3 hereof.

     B.   Performance; No Event of Default.  The Borrower shall have performed
          --------------------------------
and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and there shall exist no material adverse change in the financial condition of the Borrower, and there shall exist no default, Defaulting Event or Event of Default.

     C.   Corporate Action.  All requisite corporate action necessary for the
          ----------------
valid execution, delivery and performance by the Borrower of this Agreement and all other instruments and documents delivered by the Borrower in connection herewith shall have been duly and effectively taken.

     D.   Delivery.  The parties hereto shall have executed and delivered this
          --------
Agreement. In addition, the Borrower shall have executed and delivered such further instruments, and take such further action as the Lender may have requested, in each case further to effect the purposes of this Agreement, the Loan Agreement and the other Loan Documents.

     E.   Fees and Expenses.  The Borrower shall have paid to the Lender all
          -----------------
fees and expenses incurred by the Lender in connection with this Agreement, the Loan Agreement or the other Loan Documents.

     F.   Commitment Fee.  The Borrower shall have paid to the Lender at
          --------------
closing a non-refundable commitment fee of $17,500.


1.   (S)  Amendments to the Loan Agreement.
          --------------------------------

     A.   Amendment to the Preamble of the Loan Agreement.  The first Whereas
          -----------------------------------------------
clause of the Loan Agreement is hereby amended in its entirety to read as follows:

          "WHEREAS, Borrower has requested Lender to extend to Borrower the following financial accommodations (collectively, the "Loans"): a revolving loan in the maximum aggregate principal amount of up to $5,000,000, a term loan in the original principal amount of $500,000, an additional term loan in the original principal amount of $1,000,000, and a line of credit in the original principal amount of up to $1,250,000 which provides for, among other things, amounts outstanding thereunder to be converted to term indebtedness; and"

     B.   Amendment to the Definitions of the Loan Agreement.  The following
          --------------------------------------------------
definitions set forth in Article I of the Loan Agreement are hereby amended in their entirety to read as follows:

          "(dd) "Equipment Loan Borrowing Base" shall mean: (I) prior to June 30, 2000, an amount equal to the lesser of: (i) One Million Two Hundred Fifty Thousand Dollars ($1,250,000); or (ii) seventy-five percent (75%) of the face amount of net invoices and/or purchase orders for Eligible Equipment, or (II) commencing June 30, 2000, an amount equal to the lesser of: (i) One Million Two Hundred Fifty Thousand Dollars ($1,250,000); or
     (ii) seventy-five percent (75%) of the face amount of net invoices for Eligible Equipment."

          "(cccc) "Revolving Loan Borrowing Base" shall mean: (I) if the Increased Revolving Loan Borrowing Base Test is satisfied, an amount equal to the lesser of:

     I.   Five Million Dollars ($5,000,000) or

     II. an amount equal to the aggregate of (1) eighty percent (80%) of Eligible Accounts and (2) the lesser of (A) forty-five percent (45%) of Eligible Inventory, or (B) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), or (II) if the Increased Revolving Loan Borrowing Base Test is not satisfied, an amount equal to the lesser of (i) Five Million Dollars ($5,000,000) or (ii) an amount equal to the aggregate of (1) eighty percent (80%) of Eligible Accounts and (2) the lesser of (A) thirty-five percent (35%) of Eligible Inventory, or (B) One Million Dollars ($1,000,000). As used herein, the term "Increased Revolving Loan Borrowing Base Test" means: the consolidated net sales of the Borrower for the three month period ending December 31, 1999 equal at least $6,297,375 and the consolidated net profit before taxes of the Borrower for the three month period ending December 31, 1999 equals at least $790,933."

          "(mmm) "Loan" means a Revolving Loan, the Term Loan, the Additional Term Loan, an Equipment Loan, or a Converted Equipment Loan, and "Loans" means the Revolving Loans, the Term Loan, the Additional Term Loan, the Equipment Loans, and the Converted Equipment Loans."

          "(ooo) "Note" means the Revolving Loan Note, the Term Loan Note, the Additional Term Loan Note, the Equipment Loan Note, the Initial Converted Equipment Loan Note, the Subsequent Converted Equipment Loan Note or the Final Converted Equipment Loan Note, and "Notes" means the Revolving Loan Note, the Term Loan Note, the Additional Term Loan Note, the Equipment Loan Note, the Initial Converted Equipment Loan Note, the

     Subsequent Converted Equipment Loan Note and the Final Converted Equipment Loan Note."

     A.   Amendment to the Definitions of the Loan Agreement.  The following
          --------------------------------------------------
definitions are added to Article I of the Loan Agreement, inserted in alphabetical order and each definition shall be re-lettered accordingly:

          "Additional Term Loan" shall have the meaning assigned in Section 3.1 hereof."

          "Additional Term Loan Maturity Date" shall mean January 1, 2004."

          "Additional Term Loan Note" shall have the meaning assigned in Section
     3.1 hereof."

     B.   Amendment to Article III of the Loan Agreement. Article III of the
          ----------------------------------------------
Loan Agreement is hereby amended in its entirety to read as follows:

     "Section 3.1. Amount. Subject to the terms and conditions contained in this Agreement, Lender has made a loan to Borrower in the original principal amount of $500,000 (the "Term Loan"). In addition to this Agreement, the Term Loan shall be evidenced by a Term Loan Note payable to Lender in the form of Exhibit
                                                                        -------
B attached hereto (the "Term Loan Note").
-

Subject to the terms and conditions contained in this Agreement, Lender agrees to make an additional term loan to Borrower in the original principal amount of $1,000,000, not less than $500,000 of which shall be used to finance the purchase of Eligible Equipment (the "Additional Term Loan"). While Lender has agreed to disburse the full amount of the Additional Term Loan on the date hereof, prior to June 30, 2000 Borrower shall have submitted to Lender documentation to evidence the purchase of Eligible Equipment including: (a) copies of invoices and/or purchase orders and proof of payment, which reflect the actual cost of the Eligible Equipment being purchased with the proceeds of not less than $500,000 of such Additional Term Loan, including, if any, installation and other services and costs associated therewith; (b) evidence satisfactory to Lender that upon payment of the purchase price therefor, the Eligible Equipment shall be in the Borrower's physical possession and that (1) the Borrower has acquired good title to such Eligible Equipment, and (2) such Eligible Equipment is not subject to any pledge, lien, lease, encumbrance or charge of any kind whatsoever, other than in favor of Lender. In addition to this Agreement, the Additional Term Loan shall be evidenced by an Additional Term Loan Note payable to Lender in the form of Exhibit B-1 attached hereto
                                                 -----------
(the "Additional Term Loan Note")."

     "Section 3.2. Notice and Manner of Establishing Interest Rate. Whenever the Borrower desires to have the Term Loan or Additional Term Loan accrue interest as a Fixed Rate Loan, the Borrower shall give the Lender written notice at least three (3) Business Days prior to the day on which the requested Fixed Rate Loan is to take effect. Such notice (an "Election Notice") shall specify the effective date of the Fixed Rate Loan and the duration of the initial Interest Period. The Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Fixed Rate Loan. If the Lender does not receive timely notice of the Interest Period elected by the Borrower, the Borrower shall be deemed to have elected to convert to a Prime Rate Loan subject to Section 7.2
                                                                  -----------
below."

     "Section 3.3. Monthly Statements. On a monthly basis, Lender shall render a statement for the Term Loan and the Additional Term Loan, which statements shall be considered correct and accepted by Borrower and conclusively binding upon Borrower unless Borrower notifies Lender to the contrary within ten (10) days of the receipt of any such statement by Borrower. Lender shall have the right to debit any account of Borrower for all principal, interest and other charges on the Term Loan and the Additional Term Loan as and when the same shall be due and payable, if not otherwise paid by Borrower."

     C.   Amendment to Section 5.1 of the Loan Agreement. Section 5.1 of the
          ----------------------------------------------
Loan Agreement is hereby amended by inserting the words "(which shall not be reduced by the amount of the Initial Converted Equipment Loan)" after the words Borrowing Base so to read as follows:

     "Section 5.1 Amount. Subject to the terms and conditions contained in this Agreement and so long as no Defaulting Event has occurred, Lender agrees to make loans (collectively, the "Subsequent Equipment Loans" and, individually, a "Subsequent Equipment Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Equipment Loan Borrowing Base (which shall not be reduced by the amount of the Initial Converted Equipment Loan), it being agreed and understood that at no time shall the maximum aggregate principal amount of the Equipment Loans made by Lender exceed the Equipment Loan Borrowing Base."

     D.   Amendment to Section 5.2 of the Loan Agreement. Section 5.2 of the
          ----------------------------------------------
Loan Agreement is hereby amended by deleting (a) and substituting the following:

     "(a) copies of invoices and/or purchase orders (and proof of payment within 90 days after the date of the borrowing made with respect thereto), which reflect the actual cost of the Eligible Equipment being purchased with the proceeds of such Subsequent Equipment Loan, including, if any, installation and other services and costs associated therewith;"

     E.   Amendment to Section 6.1 of the Loan Agreement. Section 6.1 of the
          ----------------------------------------------
Loan Agreement is hereby amended by inserting the words "(which shall not be reduced by the amount of the Initial Converted Equipment Loan)" after the words Borrowing Base so to read as follows:

               "Section 6.1 Amount. Subject to the terms and conditions contained in this Agreement and so long as no Defaulting Event has occurred, Lender agrees to make loans (collectively, the "Final Equipment Loans" and, individually, an "Final Equipment Loan") to Borrower from time to time until terminated as provided below in principal amounts not exceeding in the aggregate at any one time outstanding the Equipment Loan Borrowing Base (which shall not be reduced by the amount of the Initial Converted Equipment Loan or the Subsequent Converted Equipment Loan), it being agreed and understood that at no time shall the maximum aggregate principal amount of the Equipment Loans made by Lender exceed the Equipment Loan Borrowing Base."

     F.   Amendment to Section 7.1(a)(ii) of the Loan Agreement.  Section
          -----------------------------------------------------
7.1(a)(ii) of the Loan Agreement is hereby amended in its entirety to read as follows:

          "(ii) Term Loan and Additional Term Loan. The Term Loan and the Additional Term Loan shall bear such type of interest as the Borrower may elect subject to the provisions of this Agreement. The Term Loan and the Additional Term Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a per annum rate equal to, at the election of the Borrower: (A) if a Prime Rate Loan, at a floating rate per annum equal to the Prime Rate plus three-quarters of one percentage point (.75%), or (B) in the case of a Fixed Rate Loan, at a per annum rate equal to the Fixed Rate plus three hundred twenty-five (325) basis points."

     G.   Amendment to Section 7.2(h) of the Loan Agreement. Section 7.2(h) of
          -------------------------------------------------
the Loan Agreement is hereby amended in its entirety to read as follows:

          "(h) Term Loan and Additional Term Loan. Provided that no Event of Default shall have occurred, the Borrower may, on any Business Day, convert the outstanding Term Loan or Additional Term Loan bearing interest as a Prime Rate Loan or a Fixed Rate Loan into a Fixed Rate Loan or a Prime Rate Loan, respectively, in the same aggregate principal amount, provided, however, that any conversion of a Fixed Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Fixed Rate Loan."

     H.   Amendment to Section 7.3(a) of the Loan Agreement.  Section 7.3(a)
          -------------------------------------------------
of the Loan Agreement is hereby amended by inserting the phrase " , Additional Term Loan" after the words "Term Loan".

     I.   Amendment to Section 7.7 of the Loan Agreement.  Section 7.7 of the
          ----------------------------------------------
Loan Agreement is hereby amended in its entirety to read as follows:

          "Section 7.7. Early Termination Fee. In the event that prior to June 30, 2001 (a) the Revolving Loan is terminated by the Borrower, or (b) the Revolving Loan is terminated as a result of the occurrence of an Event of Default, Borrower shall pay to Lender on the effective date of termination, in addition to any other payments Borrower is required to make hereunder, a termination fee equal to one percent (1%) of the maximum principal amount of the Loans (the "Termination Fee"). It is understood that the determination of the maximum principal amount of the Loans shall be made without regard to the components of the Revolving Loan Borrowing Base based upon Eligible Accounts and Eligible Inventory and the component of the Equipment Loan Borrowing Base based upon Eligible Equipment. For example, for purposes of this provision, on the date hereof the maximum principal amount of the Revolving Loan is $5,000,000, the maximum principal amount of the Equipment Loan is $1,250,000, the maximum principal amount of the Term Loan is $500,000 and the maximum principal amount of the Additional Term Loan is $1,000,000 and the Termination Fee would be $77,500."

     J.   Amendment to Section 11.30 of the Loan Agreement.  Section 11.30 of
          ------------------------------------------------
the Loan Agreement is hereby amended in its entirety to read as follows:

          "Section 11.30. Debt to Worth Ratio. Permit its Debt to Worth Ratio to be greater than (a) 4.0 to 1.0 on December 31, 1999, (b) 3.5 to 1.0 on March 31, 2000, and (c) 3.0 to 1.0 on June 30, 2000, and at the end of each and every fiscal quarter thereafter."

     K.   Amendment to Section 11.31 of the Loan Agreement.  Section 11.31 of
          ------------------------------------------------
the Loan Agreement is hereby amended in its entirety to read as follows:

          "Section 11.31. Debt Service Coverage Ratio. Permit its Debt Service Coverage Ratio for each period of four (4) consecutive fiscal quarters to be less than (a) 1.50 to 1.0 on December 31, 1999, (b) 1.75 to 1.0 on March 31, 2000, and (c) 2.0 to 1.0 on June 30, 2000 and at the end of each and every fiscal quarter thereafter."

     L.   Amendment to Section 11.32 of the Loan Agreement.  Section 11.32 of
          ------------------------------------------------
the Loan Agreement is hereby amended in its entirety to read as follows:

          "Section 11.32. Leverage Ratio. Permit its Leverage Ratio for each period of four (4) consecutive fiscal quarters to be greater than (a) 7.0 to 1.0 on December 31, 1999, and (b) 3.0 to 1.0 on March 31, 2000 and at the end of each and every fiscal quarter thereafter."

     M.   Amendment to Section 17.1(a) of the Loan Agreement.  Section 17.1(a)
          --------------------------------------------------
of the Loan Agreement is hereby amended by adding the words "Additional Term Loan" to the last sentence so as to read:

          "At the end of the Revolving Loan Term, Borrower shall pay the entire balance of the Revolving Loans, the Equipment Loans, the Converted Equipment Loans, the Term Loan, the Additional Term Loan and all other outstanding Obligations. Further, upon termination of the Revolving Loan facility all of the rights, interests and remedies of Lender and Obligations of Borrower shall survive and Borrower shall have no right to receive, and Lender shall have no obligation to make, any further Loans."

     N.   Amendment to Section 17.1(b) of the Loan Agreement.  Section 17.1(b)
          --------------------------------------------------
of the Loan Agreement is hereby amended in its entirety to read as follows:

          "(b) Term Loan and Additional Term Loan.

          Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note upon demand or on its due date), the Term Loan shall be due and payable in fifty-nine (59) consecutive monthly installments of principal in the amount of $8,333.33 (plus interest in arrears) commencing on August 1, 1998 and continuing on the first day of each and every month thereafter through and including June 1, 2003, and (b) one final installment of $8,332.53, plus all accrued and unpaid interest, principal and any other sums due hereunder or under the Term Loan Note on June 30, 2003.

          Unless sooner terminated by Lender as a result of the occurrence of an Event of Default (including without limitation the failure to pay the Revolving Note upon demand or on its due date), the Additional Term Loan shall be due and payable in fifty-nine (59) consecutive monthly installments of principal in the amount of $16,666.67 (plus interest in arrears) commencing on January 1, 2000 and continuing on the first day of each and every month thereafter through and including December 1, 2004, and
     (b) one final installment of $16,666.67, plus all accrued and unpaid interest, principal and any other sums due hereunder or under the Term Loan Note on January 1, 2005."

(S) 1.   Expenses.  The Borrower agrees to pay to the Bank upon demand an amount
         --------
equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Bank in connection with the preparation of this Agreement and related matters.

     (S) 1.1.  Delivery of Notes.  Contemporaneously herewith, the Borrower
               -----------------
shall execute and deliver to Lender: (a) an Amended and Restated Revolving Loan
Note in form and content satisfactory to Lender which shall be substantially in the form of Exhibit A attached hereto; (b) an Additional Term Loan Note in form
            ---------
and content satisfactory to Lender which shall be substantially in the form of Exhibit B attached hereto; and (c) an Amended and Restated Equipment Loan Note
---------
in form and content satisfactory to Lender which shall be substantially in the form of Exhibit C attached hereto.
        ---------

     The copy of the Revolving Loan Note attached hereto as Exhibit A shall be deemed to be attached to the Loan Agreement as Exhibit A thereto and the note
                                               ---------
attached thereto as Exhibit A is hereby deleted. The copy of the Additional Term
                    ---------
Loan Note attached hereto as Exhibit B shall be deemed to be attached to the
                             ---------
Loan Agreement as Exhibit B-1 thereto. The copy of the Equipment Loan Note
                  ---------
attached hereto as Exhibit C shall be deemed to be attached to the Loan
                   ---------

Agreement as Exhibit C thereto and the note attached thereto as Exhibit C is
             ---------                                          ---------
hereby deleted.


     (S) 1.2   Miscellaneous Provisions.
               ------------------------

     A. Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Loan Agreement, the Notes and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Loan Agreement shall be read and construed as one instrument.

     B. This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of Connecticut.

     C. This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

     (d) All references in the Notes and Loan Documents to "Loan Agreement" shall mean and refer to the Loan Agreement as amended by this Agreement.

                      [Signatures on the following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                          Witnesses:MEMRY CORPORATION


                              By: /s/
                                  Its


                            Witnessed:WEBSTER BANK


                              By   /s/
                                 Its


                             STATE OF CONNECTICUT)
                            )ss.  _________________
                            COUNTY OF_____________)

     Before me, the undersigned, this ____ day of November, 1999, personally appeared ___________________, known to me to be the ____________ of MEMRY
CORPORATION and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

                  In Witness Whereof; I hereunto set my hand.

                                        Notary Public
                                        My Commission Expires:
                                        Commissioner of the Superior Court

STATE OF CONNECTICUT  )
                              )     ss.  Hartford
COUNTY OF HARTFORD  )

     Before me, the undersigned, this ____ day of November, 1999 personally appeared ________________________, known to me to be the ___________________ of
WEBSTER BANK, and that he as such officer, signer and sealer of the foregoing instrument, acknowledged the execution of the same to be his free act and deed individually and as such officer, and the free act and deed of said corporation.

     In Witness Whereof; I hereunto set my hand.

                                        Notary Public
                                        My Commission Expires:
                                        Commissioner of the Superior Court